Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

June 26, 2013	For more information:
Linda Tasseff
FOR IMMEDIATE RELEASE	Director, Investor Relations
(904) 858-2639
ltasseff@steinmart.com

STEIN MART, INC. APPOINTS JAY STEIN AS CHIEF EXECUTIVE OFFICER

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) today announced that Jay Stein, previously the company’s Interim Chief Executive Officer, has been named Chief Executive Officer, effective June 25, 2013.

“It has been my pleasure to return and lead Stein Mart after nearly two years as interim CEO. Working side-by-side with our wonderful leadership team, we are now enjoying these great results,” said Jay Stein, Chief Executive Officer. “This is an important time in our company’s history and I am very happy to be part of this great organization.”

Mr. Stein served as Interim Chief Executive Officer of Stein Mart since September 2011. Mr. Stein has served as Chairman of Stein Mart’s Board of Directors since 1989 and will continue to serve in that role. Mr. Stein previously served as Stein Mart’s Chief Executive Officer from 1990 to September 2001.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SMRT-G

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com